Exhibit 99.1

MIRA Pharmaceuticals Announces Exclusive Licensing Agreement for Oral Ketamine Analog, Ketamir-2

– New Chemical Entity Aims to Provide New Treatments for Refractory Depression and Depression with Suicidal Thoughts –

– Ketamir-2 Is Being Developed As a Take Home Alternative to The Revolutionary Drug Spravato, Which Must be Dosed Under Medical Observation –

Baltimore, MD – November 20, 2023 – MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), an innovative pre-clinical-stage pharmaceutical company, today announced a partnership with MIRALOGX, LLC, an intellectual property holding company established by MIRA’s founder. Under an exclusive licensing agreement, MIRA will have the exclusive right in the U.S., Canada, and Mexico to develop and commercialize Ketamir-2, a novel oral ketamine analog designed to revolutionize the landscape of depressive disorder treatments. This transformative collaboration includes a a $3 million line of credit extended by MIRALOGX to fund the initial development of Ketamir-2.

Ketamir-2 is a unique patent-pending compound under investigation to potentially deliver ultra-rapid antidepressant effects as early as four hours after dosing, providing hope for individuals battling treatment-resistant depression (TRD) and major depressive disorder with suicidal ideation (MDSI). Because of its potential for misuse or illegal distribution, Ketamine is classified by the U.S. Drug Enforcement Administration (DEA) as a Schedule III substance, meaning that it is available legally only through a prescription, and its distribution and use are closely monitored. In contrast, after making its scientific review of Ketamir-2, the DEA concluded that Ketamir-2 is not a controlled substance or listed chemical under the Controlled Substances Act (CSA) and its governing regulations.

Dr. Adam Kaplin, MD, PhD, MIRA’s President and Chief Scientific Officer and an esteemed expert in ketamine research and an adjunct faculty member at Johns Hopkins Medicine, will lead the development of Ketamir-2. Dr. Kaplin served as the Johns Hopkins site Principal Investigator for multi-center pivotal clinical trials, leading to the approval of an intranasal left-handed ketamine molecule called esketamine, brand name Spravato®1. He also founded and managed the Johns Hopkins Esketamine Clinic for Depression and made significant contributions as Co-Chair to the National Network of Depression Centers’ Task Force on Ketamine for Depression.

Dr. Kaplin remarked, “In our continuing pursuit to alleviate the burden of treatment-resistant depression, the development of Ketamir-2 offers a promising beacon of hope. I am honored to lead its development journey and am optimistic about its potential to transform the lives of individuals suffering from TRD and suicidal depression.”

1 Spravato® is a registered trademark of Janssen Pharmaceuticals, Inc.

“A salient feature of Ketamir-2 is its potential superior bioavailability as suggested by recent pre-clinical studies. Unlike Ketamine, which necessitates intravenous, intramuscular, or intranasal administration due to its limited oral bioavailability, in initial pre-clinical studies, Ketamir-2 appears to exhibit a more clinically desirable gastrointestinal absorption profile. In addition, Ketamir-2’s targeted design removes its interaction with some of the receptors targeted by ketamine, such as the opiate receptor, which are believed to be key to mediating some of its key side effects, thus, potentially enhancing Ketamir-2’s safety and tolerability profile.. By focusing on such receptors, Ketamir-2 is designed to possibly mitigate prevalent side effects such as sedation, addiction, dissociative symptoms, and cardiovascular concerns. Unlike Spravato, which must be monitored during treatment for two hours by trained clinicians, we believe that Ketamir-2’s initial predicted favorable side effect profile and its oral availability may pave the way for Ketamir-2’s target to achieve FDA approval for convenient home self-administration, a significant boon for patient-centric care.”

Erez Aminov, Chief Executive Officer of MIRA, added: “This partnership with MIRALOGX is a testament to the shared vision of both companies in transforming lives and driving mental health research. Ketamir-2 embodies hope, and this partnership propels us toward a future where we may be able to actively address mental health challenges with transformative solutions. Concurrently, our unwavering commitment to the progress and development of MIRA1a remains steadfast. We are strategically positioning both MIRA1a and Ketamir-2 to maximize their impacts on advancing the treatment of mental illness while broadening and diversifying MIRA’s pipeline. The combination of this exclusive licensing agreement and obtaining initial funding for development through the MIRALOGX line of credit propels MIRA into an exciting phase of innovation and development.”

About MIRALOGX, LLC

MIRALOGX LLC stands as a forefront developer, pioneering the creation of novel molecular entities to address unmet needs in healthcare. As a leading innovator, they are committed to advancing the field by introducing groundbreaking solutions that cater to unaddressed medical challenges.

About MIRA Pharmaceuticals, Inc.

MIRA Pharmaceuticals, Inc. (Nasdaq: MIRA) is a pre-clinical-stage pharmaceutical development company developing an unscheduled novel synthetic THC analog. This novel compound is currently under investigation for treating adult patients suffering from anxiety and cognitive decline, often associated with early-stage dementia. MIRA1a, if approved by the FDA, could mark a significant advancement in addressing various neuropsychiatric, inflammatory, and neurologic diseases and disorders. Based on pre-clinical and animal studies conducted by the Company, the Company believes that MIRA1a may enhance the therapeutic potential for treating anxiety, cognitive decline, and neuropathic pain without the side effects of plant-based THC. Furthermore, the Company’s studies show that MIRA1a may counteract the adverse cognitive effects often seen with THC, thereby potentially unmasking previously unseen positive therapeutic effects, such as cognitive performance enhancement.

The U.S. Drug Enforcement Administration (DEA)’s scientific review of MIRA1a concluded that MIRA1a would not be considered a controlled substance or listed chemical under the Controlled Substances Act (CSA) and its governing regulations or require scheduling during development.

Additional information about the Company is available at: www.mirapharmaceuticals.com.

Forward-Looking Statements

This press release may contain forward-looking statements about MIRA Pharmaceuticals, Inc. (“MIRA,” “we,” “us,” or “our”). In some cases, you can identify forward-looking statements by terminology such as “anticipate,’ “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would,” or the negative of these terms or other comparable terminology. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, including risks and uncertainties regarding our ability to develop and obtain regulatory approval for our product candidates, Ketamir-2 and MIRA1a. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, levels of activity, performance or achievements of and those of our industry to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Some of these risks and uncertainties are identified in our Registration Statement on Form S-1 filed with the SEC (File No. 333-273024) and in our other filings with the SEC, which are available at www.sec.gov. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise publicly any of the forward-looking statements after the date hereof to conform the statements to actual results or changed expectations except as required by law.

General Note

This press release discusses product candidates that are in early stage pre-clinical development and have not yet been approved for marketing by the U.S. Food and Drug Administration. No representations are made as to the safety or effectiveness of these product candidates for the uses for which they are being studied. There is no assurance that either product candidate will proceed through development or will receive FDA approval for marketing.

Company

info@mirapharma.com

Investor Relations

Michael Kim

Managing Director

MZ North America

+1 737-289-0835

MIRA@mzgroup.us